As filed with the Securities and Exchange Commission on March 27, 2002

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NETSOL TECHNOLOGIES, INC.

(Formerly NETSOL INTERNATIONAL, INC.)

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	95-4627685 (I.R.S. Employer Identification No.)

24025 Park Sorrento, Suite 220
Calabasas, California 91302
(818) 222-9195

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2001 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
(Full title of the plan)

MALEA FARSAI, ESQ.
General Counsel
24025 Park Sorrento, Suite 220
Calabasas, CA 91302
(818) 222-9195

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Saman, Esq.
Preston Gates & Ellis LLP
Four Park Plaza, 19th Floor
Irvine, CA 92614
(949) 253-0900

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered	Price per Share (1)	Offering Price (1)	Registration Fee

Common Stock, par value $ .001 per share	10,000,000 shares	$0.26	$2,600,000	$276

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the “Securities Act”), based on the average of the high and low sales prices of the registrant’s Common Stock on March 25, 2002, as reported on the Nasdaq Small Cap Market.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
ITEM 4. DESCRIPTION OF SECURITIES.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.
ITEM 8. EXHIBITS.
ITEM 9. UNDERTAKINGS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 3.3
EXHIBIT 3.5
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 23.4
EXHIBIT 99.1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by NetSol Technologies, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(1)	Annual Report of the Company on Form 10-KSB (File No. 0-22773) for the year ended June 30, 2001 as filed with the Commission on October 15, 2001; and Amendment No. 1 to the Annual Report of the Company on Form 10-KSB/A (File No. 0-22773) for the year ended June 30, 2001 and filed with the Commission on November 14, 2001;

(2)	Quarterly Report of the Company on Form 10-QSB for the quarter ended September 30, 2001 as filed with the Commission on November 14, 2001;

(3)	Quarterly Report of the Company on Form 10-QSB for the quarter ended December 31, 2001 as filed with the Commission on February 19, 2002;

(4)	Current Reports of the Company on Form 8-K dated July 9, 2001, July 20, 2001, August 3, 2001, August 8, 2001, August 29, 2001, January 25, 2002 and March 14, 2002;

(5)	The Company’s Proxy Statement filed with the Commission on December 14, 2001 pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(6)	Description of the common stock of the Company, which is contained in the Company’s registration statement filed on Form 8-A filed on June 30, 1997, as amended by Form 8-A/A filed on November 21, 1997; and

(7)	All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of Common Stock registered hereby (the “Shares”) has been passed upon for the Company by Malea Farsai, General Counsel of the Company. Ms. Farsai holds Common Stock and/or options to purchase Common Stock granted under the Company’s stock option plans which in the aggregate represent less than 1% of the Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Nevada General Corporation Law allows the Company to indemnify its officers and directors from liability incurred by reason of the fact that he or she is or was an officer or director of the corporation. The Company may authorize such indemnification if the Company determines that it is proper under the circumstances. This determination can be authorized based on a vote of the Company’s stockholders, by a majority vote of a quorum of directors who were not parties to the relevant legal action, or under certain circumstances, by independent legal counsel in a written opinion. The indemnification can include, but is not limited to, reimbursement of all fees, including amounts paid in settlement and attorney’s fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit by the officer or director.

     The Articles of Incorporation of the Company, as amended, eliminate any personal liability of a director or officer of the Company for breaches of their fiduciary duty and would provide indemnification to such director or officer, as permitted under Nevada laws. A director or officer could still be liable for (i) acts or omissions involving intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of unlawful distributions to the Company’s stockholders.

     The Bylaws of the Company, as amended (the “Bylaws”), provide for mandatory indemnification of directors and officers of the Company to the fullest extent permitted by Nevada law and the Articles of Incorporation. A current or future director or officer of the Company would not be held liable for monetary damages to the company or our stockholders for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director or officer of the Company. Any director or officer is also provided with indemnification to the fullest extent authorized or permitted by law for lawsuits threatened or brought against them as a result of their service, at the request of the Company, as directors or officers of any other entity. The Bylaws also require the Company to advance expenses incurred by a director or officer in defense of any action, suit or proceeding; provided that repayment by the director or officer would be required if it is ultimately determined by a court of final jurisdiction that such person is not entitled to indemnification by the Company.

     The Company has purchased and maintained insurance covering the Company’s officers and directors for the purpose of covering indemnification expenses.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company as to which indemnification is being sought.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number	Description

3.1	Articles of Incorporation of Mirage Holdings, Inc., a Nevada Corporation, dated March 18, 1997(1)

3.2	Amendment to Articles of Incorporation dated May 21, 1999(2)

3.3	Certificate of Amendment of Articles of Incorporation, dated March 20, 2002.

3.4	Bylaws of Mirage Holdings, Inc., as amended and restated as of November 28, 2000(3)

3.5	Amendments to the Bylaws of NetSol Technologies, Inc.

5.1	Opinion of Malea Farsai, General Counsel to NetSol Technologies, Inc.

23.1	Consent of Malea Farsai, General Counsel to NetSol Technologies, Inc. (included in Exhibit 5.1)

23.2	Consent of Stonefield Josephson, Inc.

23.3	Consent of Saeed Kamran Patel & Co.

23.4	Consent of Mazars Neville Russell.

24.1	Power of Attorney is contained on the signature page.

99.1	2001 Incentive and Nonstatutory Stock Option Plan and forms of Incentive Stock Option Agreement and Nonstatutory Stock Option Agreement.

(1)	Incorporated by reference to the Company’s registration Statement No. 333-28861 filed on Form SB-2 filed June 10, 1997.
(2)	Incorporated by reference to the Company’s Annual Report on Form 10K-SB filed September 27, 1999.
(3)	Incorporated by reference to the Company’s Annual Report on Form 10-KSB/A filed on February 2, 2001.

ITEM 9. UNDERTAKINGS.

1.	The undersigned registrant hereby undertakes:

(a)		To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED HOWEVER, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)		That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calabasas, State of California, on March 26, 2002.

NETSOL TECHNOLOGIES, INC

By:	/s/ NAEEM GHAURI

Naeem Ghauri Chief Executive Officer

POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Naeem Ghauri, Chief Executive Officer of NetSol Technologies, Inc., as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Naeem Ghauri Naeem Ghauri	Chief Executive Officer and Director (Principal Executive Officer)	March 26 2002

/s/ Syed Husain Syed Husain	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 26, 2002

/s/ Najeeb U. Ghauri Najeeb U. Ghauri	Director	March 26, 2002

/s/ Irfan Mustafa Irfan Mustafa	Chairman of the Board and Director	March 26, 2002

/s/ Salim Ghauri Salim Ghauri	Director	March 26, 2002

/s/ Eugen Beckert Eugen Beckert	Director	March 26, 2002

/s/ Jim Moody Jim Moody	Director	March 26, 2002

/s/ Nasim Ashraf Nasim Ashraf	Director	March 26, 2002

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Articles of Incorporation of Mirage Holdings, Inc., a Nevada Corporation, dated March 18, 1997(1)

3.2	Amendment to Articles of Incorporation dated May 21, 1999(2)

3.3	Certificate of Amendment of Articles of Incorporation, dated March 20, 2002.

3.4	Bylaws of Mirage Holdings, Inc., as amended and restated as of November 28, 2000(3)

3.5	Amendments to the Bylaws of NetSol Technologies, Inc.

5.1	Opinion of Malea Farsai, General Counsel to NetSol Technologies, Inc.

23.1	Consent of Malea Farsai, General Counsel to NetSol Technologies, Inc. (included in Exhibit 5.1)

23.2	Consent of Stonefield Josephson, Inc.

23.3	Consent of Saeed Kamran Patel & Co.

23.4	Consent of Mazars Neville Russell.

24.1	Power of Attorney is contained on the signature page.

99.1	2001 Incentive and Nonstatutory Stock Option Plan and forms of Incentive Stock Option Agreement and Nonstatutory Stock Option Agreement.

(1)	Incorporated by reference to the Company’s registration Statement No. 333-28861 filed on Form SB-2 filed June 10, 1997.
(2)	Incorporated by reference to the Company’s Annual Report on Form 10K-SB filed September 27, 1999.
(3)	Incorporated by reference to the Company’s Annual Report on Form 10-KSB/A filed on February 2, 2001.